May 30, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Church Capital Fund

File no. 811-21662

Dear Sir or Madam:

We have read Item 77K of Form NSAR-A of Church Capital Fund dated May 30, 2018, and agree with the statements concerning our Firm contained therein.

Very truly yours,

COHEN & COMPANY, LTD.